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                                                                   Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on From S-8 of Intuit Inc. (File Nos. 33-59438, 33-95049, 33-73222, 333-06889, 333-14715, 333-16827, 333-16829, 333-20361, 333-45285, 333-45277 and
333-45287), Form S-3 of Intuit Inc. (File Nos. 333-50417 and 33-99646) and Form
S-4 of Intuit Inc. (File No. 33-99644) of our report dated May 15, 1998 relating to the combined financial statements of Lacerte Software Corporation and Lacerte Educational Services Corporation, which appears in the Current Report on Form 8-K of Intuit Inc. dated June 22, 1998 and filed on July 6, 1998.

PricewaterhouseCoopers LLP
/s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
July 2, 1998